EXHIBIT 10.35

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

THIS AMENDED AND RESTATED SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of December 29, 2022 (the “Effective Date”) by and among CARISMA Therapeutics Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on Schedule I hereto, severally and not jointly (each a “Purchaser” and together the “Purchasers”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 7 hereof.

RECITALS

WHEREAS, the Company and the Purchasers are party to that certain Subscription Agreement, dated as of September 20, 2022 (the “Original Agreement”), and the parties hereto desire to amend and restate the Original Agreement in its entirety and to accept the rights and obligations created pursuant to this Agreement in lieu of the rights and obligations created pursuant to the Original Agreement;

WHEREAS, the Company is party to that certain Agreement and Plan of Merger and Reorganization by and among the Company, Sesen Bio, Inc. (“Sesen Bio”), and Seahawk Merger Sub, Inc. (“Merger Sub”), dated as of September 20, 2022, as amended by Amendment No. 1 (the “Amendment”), dated as of December 29, 2022 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) and, upon consummation of the Merger, Merger Sub will cease to exist and the Company will become a wholly-owned subsidiary of Sesen Bio;

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, up to $30,639,975.60 in the aggregate of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a per share purchase price equal to the Purchase Price, in accordance with the terms and provisions of this Agreement, immediately prior to, but subject to, the subsequent closing of the Merger;

WHEREAS, it is understood and agreed that, upon the closing of the Merger, the Common Stock purchased pursuant to this Agreement shall be exchanged for shares of Sesen Bio’s common stock, par value $0.001 per share (“Sesen Bio Common Stock”); and

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from registration available under Section 4(a)(2) of the Securities Act;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree that the Original Agreement shall be amended and restated in its entirety by this Agreement and further agree as follows:

SECTION 1.          Authorization of Securities.

1.01         The Company has authorized the sale and issuance of shares of Common Stock on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Securities.”

SECTION 2.          Sale and Purchase of the Securities.

2.01         Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, at a closing to take place remotely via exchange of executed documents (the “Closing” and the date of the Closing, the “Closing Date”) to occur immediately prior to the Effective Time (as such term is defined in the Merger Agreement), that number of Securities (the “Closing Shares”) set forth opposite such Purchaser’s name on Schedule I for the aggregate Purchase Price set forth under the heading “Subscription Amount” (the “Subscription Amount”). The Company’s agreements hereunder with each of the Purchasers are separate agreements, and the sales of the Securities to each of the Purchasers are separate sales.

2.02         At least two Business Days prior to the Closing, each Purchaser will pay the Subscription Amount set forth opposite such Purchaser’s name on Schedule I by wire transfer of U.S. dollars in immediately available funds in accordance with wire instructions to be provided by the Company to the Purchasers at least five Business Days prior to the Closing (the “Wire Instructions Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Subscription Amount to the Company. The Subscription Amount of each Purchaser shall be paid into an escrow fund or trust account designated by the Company in writing (the “Escrow Account”) to be released to the Company only upon satisfaction (or, if applicable, waiver) of each of the closing conditions set forth in Section 6 below. On the Closing Date, the Company will issue, against payment of the aggregate Purchase Price, the Closing Shares. In the event the Closing does not occur within ten Business Days of the Closing Date specified in the Wire Instructions Notice, unless otherwise agreed by the Company and such Purchaser, the Company shall, or shall cause the escrow agent for the Escrow Account to, promptly (but not later than two Business Days thereafter) return the aggregate Purchase Price to each Purchaser by wire transfer of U.S. dollars in immediately available funds to the account specified by such Purchaser. Notwithstanding such return of the aggregate Purchase Price to Purchasers, (i) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in Section 6 to be satisfied or waived on or prior to the Closing Date, and (ii) unless and until this Agreement is terminated in accordance with Section 8.12 hereof, the Purchasers shall remain obligated (A) to redeliver funds to the Company following the Company’s delivery to the Purchasers of a new Wire Instructions Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in Section 6.

SECTION 3.          Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company that:

3.01         Validity. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability or similar actions, as applicable, on the part of such Purchaser. This Agreement has been duly executed and delivered by the Purchaser and, assuming that this Agreement constitutes the valid and binding obligation of the Company, constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.02         Disclosure and Offering Documents. No disclosure or offering document has been provided to the Purchaser in connection with the offer and sale of the Securities by any of Evercore Group L.L.C., BofA Securities, Inc. or their respective affiliates (together, the “Placement Agents”).

3.03         Investment Decision. (i) The Purchaser has conducted its own investigation of the Company and the Securities and the Purchaser has not relied on any statements or other information provided by the Placement Agents concerning the Company or the Securities or the offer and sale of the Securities, (ii) the Purchaser has had access to, and an adequate opportunity to review, financial and other information as the Purchaser deems necessary to make its decision to purchase the Securities, (iii) the Purchaser has been offered the opportunity to ask questions of the Company and received answers thereto, including on the financial information, as the Purchaser deems necessary in connection with its decision to purchase the Securities; and (iv) the Purchaser has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to the Purchaser’s investment in the Securities. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences or the advice of its own tax advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. It is acknowledged that the Purchaser is relying on the Company’s representations, warranties and covenants contained in this Agreement.

3.04         Projections and Assumptions. The Purchaser acknowledges that certain information provided to the Purchaser was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Purchaser acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections. It is acknowledged that the Purchaser is relying on the Company’s representations, warranties and covenants contained in this Agreement.

3.05         Liability and Release. The Purchaser agrees that none of the Placement Agents shall be liable to the Purchaser (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the transactions contemplated herein. On behalf of the Purchaser and its affiliates, the Purchaser releases the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the transactions contemplated herein. The Purchaser agrees not to commence any litigation or bring any claim against any of the Placement Agents in any court or any other forum which relates to, may arise out of, or is in connection with, the transactions contemplated herein. This undertaking is given freely and after obtaining independent legal advice.

3.06         Information Supplied. The Purchaser acknowledges that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Securities or the accuracy, completeness or adequacy of any information supplied to the Purchaser by the Company.

3.07         Placement Agents Not Financial Advisors or Fiduciaries. In connection with the issue and purchase of the Securities, the Placement Agents have not acted as the Purchaser’s financial advisors or fiduciaries.

3.08         Accredited Investor. The Purchaser is (i) a qualified institutional buyer (as defined in Rule 144A of the Securities Act) or (ii) an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act). Accordingly, the Purchaser understands that this financing meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

3.09         FINRA. The Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. Accordingly, the Purchaser understands that this financing meets (A) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (B) the institutional customer exemption under FINRA Rule 2111(b).

3.10         Acquisition for Own Account. The Purchaser is aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Securities for the Purchaser’s own account or for an account over which it exercises sole discretion for another qualified institutional buyer or institutional accredited investor. The Purchaser is acquiring the Securities for investment and not with a view towards distribution in a manner which would violate the Securities Act or any applicable state or other securities laws.

3.11         Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser is able to fend for itself in the transactions contemplated herein; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser’s prospective investment in the Securities; and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

3.12         Restricted Securities. The Purchaser understands and agrees that the Securities have not been registered under the Securities Act or any other applicable securities laws, are being offered for resale in transactions not requiring registration under the Securities Act, and until so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto.

3.13         No General Solicitation. The Purchaser has not been solicited to purchase the Securities by any form of general solicitation or general advertising.

3.14         Brokers. There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Purchaser who is entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

3.15         Residency. Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on the Schedule of Purchasers.

3.16.         Legends. Each Purchaser understands and agrees that any certificates, instruments, or book entries representing the Securities and any Sesen Bio Common Stock received in the Merger in exchange for the Securities may be notated with one or all of the following legends:

(a)         “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)         Any legend required by the applicable laws of any state or other jurisdiction to the extent such laws are applicable to the Securities represented by the certificate, instrument, or book entry so legended.

SECTION 4.          Representations and Warranties by the Company. The Company represents and warrants to the Purchasers that:

4.01         No Material Adverse Change in Business. Since June 30, 2022, (i) there has not occurred any Company Material Adverse Effect (as defined in the Merger Agreement) (for purposes herein, a “Material Adverse Effect”), and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.

4.02         Organization and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement and the Merger Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which the failure to so qualify would result in a Material Adverse Effect.

4.03         Organization and Good Standing of Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would result in a Material Adverse Effect.

4.04         Capitalization. The Company hereby represents and warrants to the Purchasers that the Company Capitalization Representations (as defined in, and included in Section 2.6 of, the Merger Agreement), which are hereby incorporated by reference in all respects, are true and correct.

4.05         Validity; Valid Issuance of Securities. This Agreement, the performance by the Company of its obligations hereunder and the issuance and sale of the Securities have been duly authorized by requisite corporate action, and the Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Notwithstanding the foregoing or anything else to the contrary in this Agreement, it is understood and agreed that (i) as of the date hereof, the Company has not yet solicited or obtained the Company Stockholder Written Consent (as defined in, and contemplated by, the Merger Agreement), (ii) the Company Stockholder Written Consent will approve, among other matters in connection with the Merger, an amendment to the Company’s certificate of incorporation to increase the authorized shares of Common Stock sufficient to accommodate the issuance and sale of all Securities under this Agreement (the “Charter Amendment”) and (iii) obtaining the Company Stockholder Written Consent is a condition to the closing of the Merger. When issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, the Securities will be validly issued, fully paid and nonassessable and free and clear of any liens, encumbrances or other restrictions, other than restrictions on transfer under applicable state and federal securities or such restrictions as the Purchaser has agreed to in writing with the Company, and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation or bylaws or the Delaware General Corporation Law.

4.06         Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation, bylaws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for any such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for any such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and the performance of this Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, (B) result in any violation of the provisions of the certificate of incorporation, bylaws or similar organizational document of the Company or any of its subsidiaries or (C) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clauses (A) and (C) for such violations as would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, or materially affect the validity of the Securities or the legal authority of the Company to perform its obligations hereunder and timely comply in all material respects with the terms of this Agreement or the Merger Agreement.

4.07         Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, which would have or reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Securities or the legal authority of the Company to perform its obligations hereunder and timely comply in all material respects with the terms of this Agreement or the Merger Agreement.

4.08         Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or material modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have or reasonably be expected to have a Material Adverse Effect.

4.09         Title to Property. The Company and its subsidiaries do not own any real property. The Company and its subsidiaries own, and have title to, or in the case of leased properties and assets, valid leasehold interests in all tangible properties or tangible assets and equipment used or held for use in its business or operations or purported to be owned by them, in each case that are material to the Company and its subsidiaries, taken as a whole. All of such assets are owned or, in the case of leased assets, leased by the Company or any of its subsidiaries free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, other than Permitted Encumbrances (as defined in the Merger Agreement).

4.10         Intellectual Property. Except as would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect:

(a)         The Company owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. “Company Intellectual Property” means patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments or any of the foregoing, licenses in, or and under any of the foregoing, and any and all such cases as are owned or controlled by the Company and necessary to the conduct of its business as now conducted and as presently proposed to be conducted (the “Company Business”).

(b)         To the Company’s knowledge, the operation of the Company Business has not, does not, and will not conflict with, infringe, violate, interfere with, or misappropriate any right (including any proprietary or intellectual property right), title, or interest of any person. The Company has not received any written communications alleging that the Company has violated or, by conducting the Company Business would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. To the Company’s knowledge, there is and has been no unauthorized use, unauthorized disclosure, infringement, violation, or misappropriation of any Company Intellectual Property by any person.

(c)         There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened in writing against the Company that any of the Company Intellectual Property is invalid or contesting the ownership or right of the Company to exploit any of the Company Intellectual Property, nor is there a basis for any such claim.

4.11         Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. No assessment in connection with United States federal tax returns has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them through the date hereof or have timely requested extensions thereof pursuant to applicable foreign state, local or other law except insofar as the failure to file such returns would not have or reasonably be expected to have a Material Adverse Effect, and has paid all taxes due pursuant to such returns or all taxes due and payable pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or its subsidiaries and except where the failure to pay such taxes would not have or reasonably be expected to have a Material Adverse Effect.

4.12         Insurance. The Company and the subsidiaries carry or are entitled to the benefits of insurance, with what the Company reasonably believes to be financially sound and reputable insurers, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and assets, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of the subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

4.13         Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

4.14         Regulatory Matters. Except as would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries has received any Form FDA-483 observation, notice of adverse finding, warning letter or other correspondence or written notice from the U.S. Food and Drug Administration (“FDA”) or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws (as defined in clause (ii) below) or Authorizations (as defined in clause (iii) below); (ii) the Company and each of its subsidiaries is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company and its subsidiaries for the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including the Federal Food, Drug, and Cosmetic Act, the Public Health Service Act and its implementing regulations and any other similar laws administered or promulgated by the FDA or other comparable Governmental Entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (iii) the Company and each of its subsidiaries possesses all licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or to carry on its businesses as now conducted (“Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iv) neither the Company nor any of its subsidiaries has received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company or any of its subsidiaries that could reasonably be expected to require the issuance of any such communication or result in an investigation, corrective action, or enforcement action by FDA or similar Governmental Entity; and (v) neither the Company nor any of its subsidiaries has received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity is threatening or is considering such action.

4.15         Private Placement. None of the Company, its subsidiaries or any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration under the Securities Act of the Securities being sold pursuant to this Agreement. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3 hereof, the issuance of the Securities is exempt from registration under the Securities Act.

4.16         No General Solicitation. Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

4.17         Brokers. There is no broker, investment banker, financial advisor, finder or other person, other than the Placement Agents, which has been retained by or is authorized to act on behalf of the Company that is entitled to any fee or commission in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 5.          Covenants.

5.01         Commercially Reasonable Efforts. Each party shall use its commercially reasonable efforts to satisfy the conditions precedent to the consummation of this Agreement.

5.02         Disclosure of Transactions and Other Material Information. The Company shall or shall cause Sesen Bio to, by the fourth (4th) Business Day immediately following the date of this Agreement, issue one or more press releases and/or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby that have not previously been publicly disclosed and any other material nonpublic information that the Company, Sesen Bio or their respective officers, directors, employees, agents or any other person acting at the direction of the Company or Sesen Bio has provided to the Purchasers in connection with the transactions contemplated by this Agreement prior to the filing of the Disclosure Document. The Company shall not, and shall cause its officers, directors, employees and agents and Sesen Bio not to, publicly disclose the name of any Purchaser or any affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any affiliate or investment adviser of any Purchaser without the prior written consent (including by e-mail) of such Purchaser (i) in any press release or marketing materials, or (ii) in any filing with the Commission or any regulatory agency or trading market, except (A) as required by the federal securities laws, rules or regulations, (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under regulations of any national securities exchange on which Sesen Bio’s securities are listed for trading or (C) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release, or other communications previously approved in accordance with this Section 5.02.

5.03         Expenses. The Company and each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including, without limitation, attorneys’ and consultants’ fees and expenses.

SECTION 6.          Conditions of Closing.

6.01         Conditions of the Purchasers’ Obligations at the Closing. The obligations of each Purchaser under Section 2 hereof are subject to the fulfillment, at or prior to the Closing, of all of the following conditions, any of which may be waived in whole or in part by the Purchaser Majority.

(a)         Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

(b)         Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date.

(c)         Charter Amendment. The Company shall have filed the Charter Amendment with the Secretary of State of the State of Delaware.

(d)         Compliance Certificate. The Chief Executive Officer or the Chief Financial Officer of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying that the conditions specified in Sections 6.01(a), 6.01(b), 6.01(c) and 6.01(e) of this Agreement have been fulfilled.

(e)         Merger. All conditions to the closing of the Merger set forth in the Merger Agreement shall have been satisfied or waived (other than the Closing hereunder and other than those conditions which, by their nature, are to be satisfied at the closing of the transactions contemplated by the Merger Agreement), and the closing of the Merger shall be set to occur substantially concurrently with the Closing hereunder. The Company shall not have amended, modified, or waived any provision under the Merger Agreement (other than as set forth in the Amendment) in a manner that would reasonably be expected to materially and adversely affect the benefits that Purchaser would reasonably expect to receive under this Agreement without having received Purchaser’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(f)         Qualifications. All authorizations, approvals or permits, if any, of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of such Closing.

(g)         Registration Rights Agreement. The Company shall have delivered to the Purchasers at the Closing Date the fully executed Registration Rights Agreement.

6.02         Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment, at or prior to the Closing, of all of the following conditions, any of which may be waived in whole or in part by the Company in its absolute discretion.

(a)         Representations and Warranties. The representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

(b)         Performance. Such Purchaser shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date.

(c)         Merger. All conditions to the closing of the Merger set forth in the Merger Agreement shall have been satisfied or waived (other than the Closing hereunder and other than those conditions which, by their nature, are to be satisfied at the closing of the transactions contemplated by the Merger Agreement), and the closing of the Merger shall be set to occur substantially concurrently with the Closing hereunder.

SECTION 7.          Definitions. Unless the context otherwise requires, the terms defined in this Section 7 shall have the meanings specified for all purposes of this Agreement.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the New York, New York are authorized or obligated by law to be closed.

“Commission” means the U.S. Securities and Exchange Commission.

“FINRA” means the Financial Industry Regulatory Authority.

“Purchase Price” means $15.60 per share of Common Stock, which, for the avoidance of doubt, does not give effect to the exchange ratio for each such share of Common Stock into shares of Sesen Bio Common Stock in connection with the Merger.

“Purchaser Majority” means Purchasers, other than any Purchaser that has defaulted in its obligation to pay its Subscription Amount pursuant to Section 2.02, then committed to purchasing a majority of the Closing Shares to be purchased hereunder at the Closing by (or, if after the Closing, then holding a majority of the Closing Shares held by) all Purchasers.

“Registration Rights Agreement” means the Registration Rights Agreement, in substantially the form attached hereto as Exhibit A, to be entered into at the Closing among the Company and each Purchaser.

“Securities Act” means the Securities Act of 1933, as amended.

SECTION 8.          Miscellaneous.

8.01         Waivers and Amendments. Neither this Agreement, nor any provision hereof, may be changed, waived, amended or modified orally or by course of dealing, except by an instrument in writing executed by the Company and the Purchaser Majority, provided that, (i) if any, change, waiver, amendment, modification disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall be required and (ii) any change to the Purchase Price shall require the consent of each Purchaser.

8.02         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (ii) upon delivery in the case of delivery by hand, or (iii) on the date delivered in the place of delivery if sent by email (with a written or electronic confirmation of delivery) prior to 5:00 p.m. New York time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below.

if to the Company:

CARISMA Therapeutics Inc.

3675 Market St., Ste. 200

Philadelphia, PA 19104

Attention:      Steven Kelly, President and Chief Executive Officer

Richard Morris, Chief Financial Officer

Email:              Steven.Kelly@carismatx.com

Richard.Morris@carismatx.com

with a copy to (which shall not constitute notice):

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, NY 10007

Attention: Brian A. Johnson; Hal Leibowitz; Christopher Barnstable-Brown

Email: Brian.Johnson@wilmerhale.com; Hal.Leibowitz@wilmerhale.com; Chris.Barnstable-Brown@wilmerhale.com or at such other address as the Company or each Purchaser may specify by written notice to the other parties hereto in accordance with this Section 8.02.

8.03         Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchasers on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

8.04         Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of each Purchaser and the successors of the Company, whether so expressed or not. None of the Purchasers may assign its rights or obligations hereof without the prior written consent of the Company, except that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of Purchaser (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 3 hereof). The Company may not assign its rights or obligations hereof without the consent of the Purchasers. This Agreement shall not inure to the benefit of or be enforceable by any other person; provided, however, that that the Placement Agents shall be third-party beneficiaries to the representations and warranties made by the Company and the Purchasers in this Agreement. Notwithstanding anything to the contrary herein, each party hereto agrees that Sesen Bio is a third-party beneficiary of the Purchasers’ agreement to purchase the Securities under this Agreement and, subject to the satisfaction (or waiver) of the conditions herein, Sesen Bio may directly enforce the obligations of the Purchasers to pay the aggregate Purchase Price and acquire the Securities under this Agreement.

8.05         Headings and Captions. The headings and captions of the various Sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

8.06         Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. IN ANY ACTION OR PROCEEDING BETWEEN ANY OF THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, EACH OF THE PARTIES: (A) IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, (B) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN ACCORDANCE WITH CLAUSE (A) OF THIS SECTION 8.06, (C) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS, (D) WAIVES ANY OBJECTION THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY, (E) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 8.02 OF THIS AGREEMENT AND (F) IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY.

8.07         Survival. The representations and warranties of the Company and the Purchasers contained in Sections 3 and 4, and the agreements and covenants set forth in Sections 5 and 8 shall survive the Closing in accordance with their respective terms. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.08         Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format, including .pdf) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

8.09         Entire Agreement. This Agreement, together with the Registration Rights Agreement, contains the entire agreement among the parties hereto with respect to the subject matter hereof and, except as set forth below, this agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing or anything to the contrary in this Agreement, this Agreement shall not supersede any confidentiality or other non-disclosure agreements that may be in place between the Company and any Purchaser.

8.10         Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

8.11         Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms for the convenience of the Company and not because it was required or requested to do so by any Purchaser.

8.12         Termination. This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time that the Merger Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of the Company and the Purchaser Majority (provided that the Company and a Purchaser may terminate the commitment of the applicable Purchaser without the consent of any other party), or (iii) if the Closing has not occurred on or before the End Date (as such term is defined in the Merger Agreement), other than as a result of a Willful Breach of a Purchaser’s obligations hereunder; provided, however, that nothing herein shall relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.

8.13         Waivers. Each Purchaser that is an existing holder of capital stock of the Company, for itself and on behalf of all other applicable holders of capital stock of the Company, hereby waives (i) any and all rights of first refusal, preemptive or participation rights or applicable anti-dilution provisions or similar rights under the Company’s certificate of incorporation or bylaws, the Delaware General Corporation Law or any contractual agreement or arrangement between such Purchaser and the Company applicable to, or triggered by, this Agreement or the issuance or sale of the Securities and (ii) any related prior notice requirements.

8.14         Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Subscription Agreement to be duly executed as of the Effective Date.

CARISMA THERAPEUTICS INC.

By:	/s/ Steven Kelly
Name:	Steven Kelly
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Subscription Agreement to be duly executed as of the Effective Date.

4BIO VENTURES FUN II LP
represented by its general partner
4BIO Ventures II GP Limited, Itself represented by its Director
By:	/s/ Andrew Kozlov
Name:	Andrew Kozlov
Title:	Director

[Signature Page to Amended and Restated Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Subscription Agreement to be duly executed as of the Effective Date.

ABBVIE TECHNOLOGY LTD.

By:	/s/ Arthur C. Price
Name:	Arthur C. Price
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Subscription Agreement to be duly executed as of the Effective Date.

AGENT CAPITAL FUND I LP

By:	/s/ Geeta Vemuri
Name:	Dr. Geeta Vemuri
Title:	Managing Member

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Subscription Agreement to be duly executed as of the Effective Date.

AJU LIFE SCIENCE 3.0 VENTURE FUND

By:	/s/ Ji-won Kim
Name:	Ji-won Kim
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Subscription Agreement to be duly executed as of the Effective Date.

b-to-v Partners S.a.r.l

By:	/s/ Florian Schweitzer
Name:	Florian Schweitzer
Title:	Managing Director

By:	/s/ Christian Schuetz
Name:	Dr. Christian Schuetz
Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Subscription Agreement to be duly executed as of the Effective Date.

HEALTHCAP VII LP

By:	/s/ Dag Richter
Name:	Dag Richter
Title:	Director

By:	/s/ Fabrice Bernhard
Name:	Fabrice Bernhard
Title:	General Manager

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Subscription Agreement to be duly executed as of the Effective Date.

LIVZON INTERNATIONAL VENTURES I

By:	/s/ Yanggang Tang
Name:	Yanggang Tang
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Subscription Agreement to be duly executed as of the Effective Date.

MRL VENTURES FUND, LLC

By:	/s/ Peter Dudek
Name:	Peter Dudek
Title:	Partner

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Subscription Agreement to be duly executed as of the Effective Date.

Pictet Thematic Private Equity, SICAV-RAIF-Pictet Thematic Private Equity – Health Fund I

By:	/s/ Christope Vasselin
Name:	Christope Vasselin
Title:	Assistant Vice President

By:	/s/ Christope Dorrer
Name:	Christope Dorrer
Title:	Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Subscription Agreement to be duly executed as of the Effective Date.

SYMBIOSIS II, LLC

By:	/s/ Chidozie Ugwumba
Name:	Chidozie Ugwumba
Title:	Managing Partner

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Subscription Agreement to be duly executed as of the Effective Date.

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

By:	/s/ John S. Swartley
Name:	John S. Swartley
Title:	Associate Vice Provost for Research and Managing Director for the Penn Center for Innovation

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Subscription Agreement to be duly executed as of the Effective Date.

TPG BIOTECHNOLOGY PARTNERS V, L.P.

By:	/s/ Ken Murphy
Name:	Ken Murphy
Title:	Chief Operating Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Subscription Agreement to be duly executed as of the Effective Date.

WELLINGTON PARTNERS LIFE SCIENCES V GMBH & CO. KG c/o Wellington Partners Life Science Venture Capital Management GmbH

By:	/s/ Regina Hodits
Name:	Dr. Regina Hodits
Title:	Managing Partner

Schedule I

SCHEDULE OF PURCHASERS

EXHIBIT A

Form of Registration Rights Agreement

(To be attached.)